UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
December 11, 2018

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

 (630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introduction
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Adtalem Global Education Inc. (“Adtalem”) on December 4, 2017, Adtalem is party to that certain Stock Purchase Agreement, dated as of December 4, 2017 (as amended or supplemented, the “Agreement”), by and between Adtalem and Cogswell Education, LLC (“Cogswell”).
Item 1.01.   Entry into a Material Definitive Agreement.

On December 11, 2018, Adtalem entered into Amendment No. 2 to the Agreement (“Amendment No. 2”) with Cogswell.  Amendment No. 2 adds the U.S. Department of Education (the “DOE”) as a party that Adtalem agrees to indemnify for certain losses related to certain pre-closing defense to repayment claims, increases the cap on Adtalem’s aggregate obligation for indemnification to $340,000,000 plus any amount by which the Letter of Credit, number 68129526, issued by Bank of America, N.A. for the benefit of the DOE, dated as of November 3, 2016, including any replacement or successor letter of credit (the “DOE LC”), is drawn on and other matters as described therein.

Also on December 11, 2018, Adtalem entered into Amendment No. 3 to the Agreement (“Amendment No. 3”) with Cogswell.  Amendment No. 3 provides that (i) the annual fee equal to two percent of the amount of the DOE LC payable by Cogswell will be payable quarterly in arrears as opposed to once annually; (ii) extends by one year the period of time during which Adtalem will indemnify Cogswell for Borrower Defense Claims and clarifies that the indemnity is applicable to all pre-closing Borrower Defense Claims as well as claims made in the six-year period post-closing, provided they relate to pre-close enrollees at DeVry University; (iii) provides Cogswell a right of indemnification for liabilities associated with the Institutional Capital Contribution to the Federal Perkins Loan Program of DeVry University; and (iv) provides that if the DOE requires an additional letter of credit during the one year period following the closing as a result of any activities or operations prior to the closing, Adtalem will obtain such letter of credit in an amount not to exceed $10,000,000.
The foregoing description of Amendments No. 2 and No. 3 do not purport to be complete and are qualified in their entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 2.3 and Amendment No. 3, a copy of which is filed as Exhibit 2.4, to this Current Report on Form 8-K and are incorporated herein by reference.
In connection with the closing of the Transaction (as defined below) Adtalem loaned to DeVry University, Inc. $10,000,000 under the terms of the promissory note, dated as of December 11, 2018 (the “Note”).  The Note bears interest at a rate of 4% per annum, payable annually in arrears and has a maturity date of January 1, 2022.
The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 2.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01.   Completion of Acquisition or Disposition of Assets.
On December 11, 2018, and under the terms of the Agreement, Adtalem sold to Cogswell all of Adtalem’s right, title, and interest in and to the issued and outstanding shares of capital stock of DeVry University, Inc. and DeVry/New York Inc. (the “DVU Equity Interests”).  The DVU Equity Interests were sold free and clear of all liens (other than transfer restrictions imposed thereon by law) to Cogswell for deminimis consideration, subject to customary adjustments for working capital (such sale, the “Transaction”).
The description of the Transaction set forth above does not purport to be complete and is qualified in its entirety by reference to (i) the Agreement, which was filed by Adtalem as Exhibit 2.1 to Adtalem’s Current Report on Form 8-K filed on December 4, 2017, (ii) Amendment No. 1 to the Agreement, which was filed by Adtalem as Exhibit 2.1 to Adtalem’s Current Report on Form 8-K filed on August 2, 2018, (iii) Amendment No. 2 to the Agreement, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and (iv) Amendment No. 3 to the Agreement, which is filed as Exhibit 2.4 to this Current Report on Form 8-K, each of which are incorporated in this Item 2.01 by reference.
Item 8.01.   Other Events.
On the Closing Date, Adtalem issued a press release announcing the closing of the Transaction.  A copy of the press release is furnished as Exhibit 99.1 hereto.  Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the Exhibits filed with this report:

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of December 4, 2017, by and between Adtalem and Cogswell (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Adtalem on December 4, 2017)

2.2
Amendment No. 1 to the Stock Purchase Agreement, dated as of August 2, 2018, by and between Adtalem and Cogswell (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Adtalem on August 2, 2018)

2.3	Amendment No. 2 to the Stock Purchase Agreement, dated as of December 11, 2018, by and between Adtalem and Cogswell
2.4	Amendment No. 3 to the Stock Purchase Agreement, dated as of December 11, 2018, by and between Adtalem and Cogswell
2.5	Promissory Note, dated as of December 11, 2018, by and between Adtalem and DeVry University, Inc.
99.1	Press Release of Adtalem dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

	By:	/s/ Stephen W. Beard
Stephen W. Beard
Senior Vice President, General Counsel

Date: December 12, 2018